Exhibit 99.1

Privia Health Reports First Quarter 2026 Financial Results

–Strong First Quarter Performance and Operating Execution
–Reiterated Full-Year 2026 Guidance Reflects Continued Momentum

ARLINGTON, VA – May 7, 2026 – Privia Health Group, Inc. (Nasdaq: PRVA) today announced financial results for the first quarter ended March 31, 2026.

	Three Months Ended March 31,
(unaudited; $ in millions, except per share amounts)	2026	2025	Change (%)*

Total revenue	$603.8	$480.1	25.8%
Gross profit	$125.6	$103.6	21.2%
Operating income	$7.4	$5.2	42.2%
Net income [a]	$3.1	$4.2	(27.4)%
Non-GAAP adjusted net income [b]	$24.3	$19.9	22.3%
Net income per share	$0.02	$0.03	(33.3)%
Non-GAAP adjusted net income per share [b]	$0.19	$0.16	18.8%

*Any slight variations in totals are due to rounding.
a.Net income for the three months ended March 31, 2026, included $21.9 million in non-cash stock compensation expense. Net income for the three months ended March 31, 2025 included $17.8 million in non-cash stock compensation expense.
b.Reconciliations of non-GAAP adjusted net income and other non-GAAP financial measures are presented in tables near the end of this press release.

First Quarter 2026 highlights include:
•Continued strength in same-store growth and new provider additions;
•Practice Collections of $914.8M, +14.6% versus 1Q’25; and
•Adjusted EBITDA c e f of $36.7M, +36.3% versus 1Q’25.

Key Operating and Non-GAAP Financial Metrics c

	Three Months Ended March 31,
(unaudited; $ in millions)	2026	2025	Change (%)

Implemented Providers	5,535	4,871	13.6%
Value-Based Care Attributed Lives	1,606,000	1,270,000	26.5%
Practice Collections	$914.8	$798.6	14.6%
Care Margin	$128.7	$105.3	22.3%
Platform Contribution	$67.0	$51.7	29.6%
Adjusted EBITDA	$36.7	$26.9	36.3%

c.Reconciliations of Care Margin, Platform Contribution, Adjusted EBITDA and other non-GAAP financial measures are presented in tables near the end of this press release.

Updated Full-Year 2026 Guidance d e f g
Privia Health maintained its full-year 2026 outlook for most metrics, and raised its guidance range for Attributed Lives, as follows:

	FY 2025	Initial FY 2026 Guidance at 2.27.26 [d]		Updated FY 2026 Guidance at 5.7.26
($ in millions)	Actual	Low	High
Implemented Providers	5,380	5,900	6,000	Unchanged
Attributed Lives	1,541,000	1,550,000	1,600,000	1,600,000 - 1,625,000
Practice Collections	$3,470.5	$3,650	$3,750	Unchanged
GAAP Revenue	$2,122.8	$2,350	$2,450	Unchanged
Care Margin d e f	$462.2	$515	$530	Unchanged
Platform Contribution d e	$234.8	$260	$270	Unchanged
Adjusted EBITDA d e f	$125.5	$145	$155	Unchanged
•Expect approximately 80% of Adjusted EBITDA to convert to free cash flow in full-year 2026
•Guidance does not assume any new business development activity

d.Management has not reconciled forward-looking non-GAAP measures to their most directly comparable GAAP measures of Gross Profit, Operating Income and Net Income. This is because the Company cannot predict with reasonable certainty and without unreasonable efforts the ultimate outcome of certain GAAP components of such reconciliations due to market-related assumptions that are not within our control as well as certain legal or advisory costs, tax costs or other costs that may arise. For these reasons, management is unable to assess the probable significance of the unavailable information, which could materially impact the amount of the future directly comparable GAAP measures.
e.See “Key Metrics and Non-GAAP Financial Measures” for more information as to how the Company defines and calculates Implemented Providers, Attributed Lives, Practice Collections, Care Margin, Platform Contribution, and Adjusted EBITDA, and for a reconciliation of the most comparable GAAP measures to Care Margin, Platform Contribution, Adjusted EBITDA, Adjusted Net Income and Adjusted Net Income Per Share.
f.Certain non-recurring or non-cash and other expenses will be treated as an add back in the reconciliation of Net Income to Adjusted EBITDA, and the reconciliation of Net Income to Adjusted Net Income and Adjusted Net Income Per Share, the details of which can be found in the Reconciliation schedules near the end of this and in future quarterly press releases.
g.Any slight variations in totals due to rounding.
Webcast and Conference Call Information
The Company will host a conference call on May 7, 2026, at 8:00 am ET to discuss these results and management’s outlook for future financial and operational performance. You can visit ir.priviahealth.com/news-and-events/events-and-presentations to listen to the call via live webcast. The webcast will be archived and available for replay for on-demand listening shortly after the completion of the call under the same link. If you wish to participate in the live conference call, then please dial 888-596-4144 (or 646-968-2525 for international callers) and provide Conference ID 5704885.
This news release and the financial statements contained herein, and the slide presentation for the webcast, are also available on the Privia Health Investor Relations website at ir.priviahealth.com.

About Privia Health
Privia Health™ is one of the largest physician enablement companies in the United States with a presence in 24 states and the District of Columbia. Privia builds scaled provider networks with primary-care centric medical groups, risk-bearing entities, a physician-led governance structure, and the Privia Platform comprising an extensive suite of technology and service solutions. Privia collaborates with medical groups, health plans and health systems to optimize 1,300+ physician practices, improve the patient experience for 5.9+ million patients, and reward 5,500+ physicians and advanced practitioners for delivering high-value care.
Privia’s mission is to transform healthcare delivery to achieve better outcomes, lower costs, and improve the health of communities and the well-being of providers. For more information, visit priviahealth.com.
Non-GAAP Financial Measures
The Company reports and discusses its operating results using financial measures consistent with accounting principles generally accepted in the United States ("GAAP"). From time to time, in press releases, financial presentations, earnings conference calls or otherwise, the Company may disclose certain non-GAAP financial measures. The non-GAAP financial measures presented in this press release should not be viewed as alternatives or substitutes for the Company's reported GAAP results. A reconciliation to the most directly comparable GAAP financial measure is set forth in the tables that accompany this release.
The Company believes that the non-GAAP financial measures presented in this press release are relevant and provide useful information to the Company's management, investors, and other interested parties about the Company's operating performance because the measures allow them to understand and compare the Company's actual and expected operating results during the prior, current and future periods in a more consistent manner. The non-GAAP measures presented in this press release may not be comparable to similarly titled measures used by other companies. These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and reflect an additional way of viewing aspects of the Company's operations that, when viewed with GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provides a more complete understanding of the results of operations and trends affecting the Company's business. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to financial measures calculated in accordance with GAAP.
Safe Harbor Statement
The financial results in this press release reflect preliminary, unaudited results, which are not final until the Company’s Form 10-Q is filed with the Securities and Exchange Commission (“SEC”). This press release contains "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such statements relate to our current expectations, projections and assumptions about our business, the economy and future events or conditions. They do not relate strictly to historical or current facts. Forward-looking statements can be identified by words such as “aims,” “anticipates,” "assumes," “believes,” “estimates,” “expects,” “forecasts,” “future,” “intends,” “likely,” “may,” “outlook,” “plans,” “potential,” “projects,” “seeks,” “strategy,” “targets,” “trends,” “will,” “would,” “could,” “should,” and variations of such terms and similar expressions and references to guidance, although some forward-looking statements may be expressed differently. In particular, these include statements relating to, among other things, our future actions, business plans, objectives and prospects; and our future operating or financial performance and projections, including our full year guidance for 2026. Factors or events that could cause actual results to differ may emerge from time to time and are difficult to predict. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results may differ materially from past results and those anticipated, estimated or projected. We caution you not to place undue reliance upon any of these forward-looking statements.
Factors related to these risks and uncertainties include, but are not limited to: the heavily regulated industry in which we operate, and any failure by us or our medical groups to comply with the extensive applicable healthcare laws and government regulations; the complexity of the legal framework governing our relationships with Medical Groups, some of which we do not own, and Privia providers, and the impact of legal challenges or shifting interpretations of applicable laws; the execution of our growth strategy, which may not prove viable and we may not realize expected results; difficulties timely implementing our proprietary end-to-end, cloud-based technology solution for Privia physicians and new medical groups; the high level of competition in our industry; challenges in successfully establishing a presence in new geographic markets; the impact of failures by or service disruptions at key third-party vendors, such as our primary electronic medical record vendor, athenahealth, Inc.; potential decreases in reimbursement rates by governmental and third-party payers, changes to payment terms or challenges negotiating and retaining favorable contracts with private third-party payers, and changes impacting our patient population; the financial and operational impact of our compliance with various complex and changing federal and state privacy and security laws and regulations related to our use, disclosure, and other processing of personal information and protected health information, including the Health Insurance Portability and Accountability Act of 1996; the impact of actual and potential security threats, cybersecurity incidents or privacy or other forms of data breaches involving us, our vendors or other third parties; the continued availability of qualified workforce, including staff at our medical groups, and the continued upward pressure on compensation for such workforce; and other risk factors described in our Annual Report on Form 10-K for the year ended December 31, 2025 and the Company’s subsequent Quarterly Reports on Form 10-Q. All information in this press release is as of the date of the release, and the Company undertakes no duty to update this information unless required by law.

Contact:
Robert Borchert
SVP, Investor & Corporate Communications
IR@priviahealth.com
817.783.4841

Privia Health Group, Inc.
Condensed Consolidated Statements of Operations(g)
(unaudited)
(in thousands, except share and per share data)

	For the Three Months Ended March 31,
	2026	2025

Revenue	$603,847	$480,097

Operating expenses:
Provider expense	475,117	374,809
Cost of platform	68,420	59,526
Sales and marketing	8,134	6,922
General and administrative	41,473	31,721
Depreciation and amortization	3,281	1,901
Total operating expenses	596,425	474,879
Operating income	7,422	5,218
Interest income, net	1,888	2,931
Income before provision for income taxes	9,310	8,149
Provision for income taxes	5,600	2,103
Net income	3,710	6,046
Less: Net income attributable to non-controlling interests	646	1,826
Net income attributable to Privia Health Group, Inc.	$3,064	$4,220
Net income per share attributable to Privia Health Group, Inc. stockholders – basic	$0.02	$0.03
Net income per share attributable to Privia Health Group, Inc. stockholders – diluted	$0.02	$0.03
Weighted average common shares outstanding – basic	124,152,526	120,623,670
Weighted average common shares outstanding – diluted	130,878,939	127,752,527

(g) Any slight variations in totals due to rounding.

Privia Health Group, Inc.
Condensed Consolidated Balance Sheets(h)
(in thousands)

	March 31, 2026	December 31, 2025
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$419,524	$479,685
Accounts receivable	513,676	400,902
Prepaid expenses and other current assets	32,822	30,414
Total current assets	966,022	911,001
Non-current assets:
Property and equipment, net	384	504
Right-of-use assets	8,307	8,794
Intangible assets, net	212,784	215,919
Goodwill	209,842	209,842
Deferred tax asset	—	2,274
Other non-current assets	20,553	21,044
Total non-current assets	451,870	458,377
Total assets	$1,417,892	$1,369,378

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$80,555	$96,804
Provider liability	518,629	469,516
Operating lease liabilities, current	2,114	2,200
Total current liabilities	601,298	568,520
Non-current liabilities:
Operating lease liabilities, non-current	6,907	7,331
Deferred tax liability	254	—
Other non-current liabilities	3,529	2,584
Total non-current liabilities	10,690	9,915
Total liabilities	611,988	578,435
Commitments and contingencies
Stockholders’ equity:
Common stock	1,257	1,236
Additional paid-in capital	905,048	892,291
Accumulated deficit	(153,246)	(156,310)
Total Privia Health Group, Inc. stockholders’ equity	753,059	737,217
Non-controlling interest	52,845	53,726
Total stockholders’ equity	805,904	790,943
Total liabilities and stockholders’ equity	$1,417,892	$1,369,378
(h) Any slight variations in totals are due to rounding.

Privia Health Group, Inc.
Condensed Consolidated Statements of Cash Flows(i)
(unaudited)
(in thousands)

	For the Three Months Ended March 31,
	2026	2025
Cash flows from operating activities
Net income	$3,710	$6,046
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation	146	228
Amortization of intangibles	3,135	1,673
Stock-based compensation	21,921	17,790
Deferred income taxes, net	2,528	1,713
Changes in asset and liabilities:
Accounts receivable, net	(112,774)	(72,548)
Prepaid expenses and other current assets	(2,408)	(914)
Other non-current assets and right-of-use assets	978	275
Accounts payable and accrued expenses	(16,249)	(13,850)
Provider liability	49,113	35,681
Operating lease liabilities	(510)	(155)
Other long-term liabilities	945	—
Net cash used in operating activities	(49,465)	(24,061)
Cash from investing activities
Other	(26)	—
Net cash used in investing activities	(26)	—
Cash flows from financing activities
Proceeds from exercised stock options	774	2,243
Repurchase of non-controlling interest	(11,444)	—
Net cash (used in) provided by financing activities	(10,670)	2,243
Net decrease in cash and cash equivalents	(60,161)	(21,818)
Cash and cash equivalents at beginning of period	479,685	491,149
Cash and cash equivalents at end of period	$419,524	$469,331

Supplemental disclosure of cash flow information:
Interest paid	$62	$—
Income tax paid (refunds received)	$63	$(313)

(i) Any slight variations in totals are due to rounding.

Additional Financial Information
Revenues disaggregated by source:

	For the Three Months Ended March 31,
(Dollars in thousands)	2026	2025
FFS-patient care	$391,133	$311,761
FFS-administrative services	31,403	32,255
Capitated revenue	86,148	70,690
Shared savings	74,962	47,912
Care management fees (PMPM)	17,865	15,201
Other revenue	2,336	2,278
Total Revenue	$603,847	$480,097

The Company’s liabilities for unpaid medical claims under at-risk capitation arrangements:

	March 31,
(Dollars in thousands)	2026	2025
Balance, beginning of period	$78,989	$66,355
Incurred health care costs:
Current year	81,143	70,565
Prior years	435	(954)
Total claims incurred	$81,578	$69,611
Claims paid:
Current year	(2,088)	(10,273)
Prior year	(53,239)	(39,332)
Total claims paid	$(55,327)	$(49,605)
Balance, end of period	$105,240	$86,361

Key Metrics and Non-GAAP Financial Measures

Privia Health reviews a number of operating and financial metrics, including the following key metrics and non-GAAP financial measures, to evaluate the Company’s business, measure performance, identify trends affecting the Company’s business, formulate business plans, and make strategic decisions.

Key Metrics(j)

	For the Three Months Ended March 31,
(unaudited; $ in millions)	2026	2025

Implemented Providers (as of end of period) (1)	5,535	4,871
Attributed Lives (as of end of period) (2)	1,606,000	1,270,000
Practice Collections (3)	$914.8	$798.6

(1) Implemented Providers is defined as the total of all service professionals at the end of a given period who are credentialed and bill for medical services in both Owned and Non-Owned Medical Groups during that period.

(2) Attributed Lives are defined as any patient that a payer deems attributed to Privia to deliver care as part of a value-based care arrangement through a provider of primary care or specialty services as of the end of a particular period.

(3) Practice Collections are defined as the total collections from all practices in all markets and all sources of reimbursement that the Company receives for delivering care and providing Privia Health’s platform and associated services. Practice Collections differ from revenue by including collections from Non-Owned Medical Groups.

(j) Any slight variations in totals are due to rounding.

Non-GAAP Financial Measures (4)(k)

	For the Three Months Ended March 31,
(unaudited; $ in thousands)	2026	2025

Care Margin	$128,730	$105,288
Platform Contribution	$67,033	$51,733
Platform Contribution Margin	52.1%	49.1%
Adjusted EBITDA	$36,691	$26,915
Adjusted EBITDA Margin	28.5%	25.6%

(4) In addition to results reported in accordance with GAAP, Privia Health discloses Care Margin, Platform Contribution, Platform Contribution margin, Adjusted EBITDA and Adjusted EBITDA Margin, which are non-GAAP financial measures. Each are defined as follows:
•Care Margin is Gross Profit excluding amortization of intangible assets.
•Platform Contribution is Gross Profit, excluding amortization of intangible assets, less Cost of platform and excluding stock-based compensation expense included in Cost of platform.
•Platform Contribution margin is Platform Contribution divided by Care Margin.
•Adjusted EBITDA is net income before interest income, net, provision for income taxes, net income attributable to non-controlling interests, depreciation and amortization, stock-based compensation, employer taxes on equity vesting/exercises, severance charges, contingent and deferred consideration, and other non-recurring expenses.
•Adjusted EBITDA Margin is Adjusted EBITDA divided by Care Margin.

(k) Any slight variations in totals are due to rounding.

Reconciliation of Gross Profit to Care Margin(l)

	For the Three Months Ended March 31,
(unaudited; $ in thousands)	2026	2025
Revenue	$603,847	$480,097
Provider expense	(475,117)	(374,809)
Amortization of intangible assets	(3,135)	(1,673)
Gross Profit	$125,595	$103,615
Amortization of intangibles assets	3,135	1,673
Care Margin	$128,730	$105,288
(l) Any slight variations in totals are due to rounding.
Reconciliation of Gross Profit to Platform Contribution(m)

	For the Three Months Ended March 31,
(unaudited; $ in thousands)	2026	2025
Revenue	$603,847	$480,097
Provider expense	(475,117)	(374,809)
Amortization of intangibles assets	(3,135)	(1,673)
Gross Profit	$125,595	$103,615
Amortization of intangibles assets	3,135	1,673
Cost of platform	(68,420)	(59,526)
Stock-based compensation(5)	6,723	5,971
Platform Contribution	$67,033	$51,733
(m) Any slight variations in totals are due to rounding.
(5) Amount represents stock-based compensation expense included in Cost of platform.

Reconciliation of Net Income to Adjusted EBITDA(n)

	For the Three Months Ended March 31,
(unaudited; $ in thousands)	2026	2025
Net income	$3,064	$4,220
Net income attributable to non-controlling interests	646	1,826
Provision for income taxes	5,600	2,103
Interest income, net	(1,888)	(2,931)
Depreciation and amortization	3,281	1,901
Stock-based compensation	21,921	17,790
Other expenses(6)	4,067	2,006
Adjusted EBITDA	$36,691	$26,915

(n) Any slight variations in totals are due to rounding.
(6) Other expenses include employer taxes on equity vesting/exercises, severance, contingent and deferred consideration, and other non-recurring expenses.

Reconciliation of Net Income to Adjusted Net Income and Adjusted Net Income Per Share(o)

	For the Three Months Ended March 31,
(unaudited; $ in thousands)	2026	3/31/2025 (9)
Net income	$3,064	$4,220
Stock-based compensation	21,921	17,790
Intangible amortization expense	3,135	1,673
Other expenses(7)	4,067	2,006
Tax effect of adjustments(8)	(7,863)	(5,796)
Adjusted net income	$24,324	$19,893
Adjusted net income per share attributable to Privia Health Group, Inc. stockholders – basic	$0.20	$0.16
Adjusted net income per share attributable to Privia Health Group, Inc. stockholders – diluted	$0.19	$0.16
Weighted average common shares outstanding – basic	124,152,526	120,623,670
Weighted average common shares outstanding – diluted	130,878,939	127,752,527
(o) Any slight variations in totals due to rounding.
(7) Other expenses include employer taxes on equity vesting/exercises, severance, contingent and deferred consideration, and other non-recurring expenses.
(8) The Company uses a statutory blended tax rate of 27% on the adjustments between Net Income and Adjusted Net Income.
(9) Updated to conform with current year presentation.